EX-23.1

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-69267 of Lincoln Heritage Corporation on Form S-8 of our report dated March 26, 1999, appearing in the Annual Report on Form 10-K of Lincoln Heritage Corporation for the year ended December 31, 1998.





DELOITTE & TOUCHE LLP
Fort Worth, Texas
March 31, 1999